Exhibit 10.1

Execution Copy 8/30/2011

STANDSTILL AGREEMENT

This Standstill Agreement (“Standstill Agreement”) is entered into this 31st day of August, 2011, (the “Effective Date”) by and among the Integrated Community Oncology Network, LLC (“ICON”), Oncure Medical Corp. (“Oncure”), USCC Florida Acquisition Corp. (“USCC”) and FROG Oncure Southside, LLC (“FROG”).  Collectively, ICON, Oncure, USCC and FROG are referred to herein as the “Parties” and each is individually referred to as a “Party.”

RECITALS

WHEREAS, the Parties are parties to a Management Services Agreement dated as of March 1, 2005 (“MSA”);

WHEREAS, on July 8, 2011, ICON sent a letter to Oncure seeking to terminate the MSA effective October 11, 2011;

WHEREAS, on August 11, 2011, ICON and Oncure participated in mediation pursuant to Section 10.1 of the MSA, but were unable to reach a mutually agreeable resolution;

WHEREAS, ICON and Oncure disagree as to whether the MSA automatically renews for another five-year term on October 11, 2011 or whether there has been a material change as defined in the MSA that would permit termination;

WHEREAS, ICON and Oncure now desire to resolve the dispute between them through arbitration, pursuant to Section 10.1 of the MSA; and,

WHEREAS, the Parties wish to continue to perform under the MSA while ICON and Oncure arbitrate their dispute concerning, among other things, whether ICON has the right to terminate the MSA or whether the MSA automatically renews for another five-year term.

NOW, THEREFORE, without admission of any contractual, tort, statutory or other liability for any wrongdoing whatsoever by any of the Parties, and in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the Parties agree as follows:

1.                                       Terms.  Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the MSA.

2.                                       Arbitration.  The Parties are in disagreement with respect to whether ICON’s notice of non-renewal pursuant to Section 5.1 of the MSA is effective.  The Parties have completed mediation pursuant to Section 10.1(a) of the MSA, which was unsuccessful.  The Parties agree to arbitrate their dispute as provided by Section 10.1 of the MSA (the “Arbitration”).  The parties agree to the following with respect to the Arbitration:

a.               The Parties agree that the Commercial Arbitration Rules and Mediation Procedures (effective June 1, 2010) will apply to their dispute.

b.              ICON will submit a demand for arbitration within 30 days after the date of this Agreement, which will request the arbitrator to declare whether ICON has the right to terminate the MSA pursuant to Section 5.1 (and the demand for arbitration may also include any other claims that ICON may elect to assert).

c.               Within 30 days after the date that ICON serves the petition for arbitration, Oncure will respond to the petition, and include any counterclaims that Oncure may elect to assert.

d.              The Parties will attempt, in good faith, to determine a mutually acceptable single arbitrator, consistent with Section 10.1(d) of the MSA.  If the parties are unable to agree upon an arbitrator within 60 days after the date of this Agreement, then AAA will appoint an arbitrator pursuant to Commercial Arbitration Rule R-11(b), provided that the time for each party to strike the names of the proposed arbitrators will be reduced from 15 days to 10 business days.

e.               The Parties agree that the Arbitration will commence within 90 days after the date that the arbitrator has been appointed, as provided above.  The Parties further agree that the arbitrator will be directed to render his or her final decision regarding the Arbitration within 30 days after the date that the last party presents evidence in the Arbitration (the “Arbitration Award Date”).

f.                 The Parties agree to exchange copies of all non-rebuttal exhibits and witness lists pursuant to Section 10.1(h) of the MSA 30 days prior to the commencement of the Arbitration.

3.                                       Full Force and Effect of MSA Pending Arbitration.  Except as hereby specifically amended, modified, supplemented or waived, the MSA will remain in full force and effect according to its terms at least until the Arbitration Award Date.  More specifically, the Parties agree that notwithstanding ICON’s July 8, 2011 termination letter, each Party will continue to perform and discharge their respective obligations under the MSA from the date of this Standstill Agreement until either (i) the arbitrator issues a final award allowing ICON to terminate the MSA or (ii) the MSA terminates by its own terms or by agreement of the Parties.

4.                                       Arbitration Final Award.  If the arbitrator determines that ICON does not have the right to terminate the MSA, then ICON’s termination notice dated July 8, 2011 will be deemed null and void and the MSA will automatically renew for another five-year term per the terms and conditions of the MSA.  However, if the arbitrator determines that ICON has the right to terminate the MSA, then the MSA will be terminated and the Parties will comply with their respective duties and obligations upon termination per the terms and conditions of the MSA.

5.                                       Non-Waiver of Rights, Duties or Obligations.  The Parties hereby acknowledge and agree that the execution, delivery and performance of this Standstill Agreement shall not, except as expressly provided herein, in any way release, diminish, impair, reduce or otherwise affect the Parties’ respective obligations or claims under the MSA.

6.                                       Further Actions.  The Parties agree to take no steps or actions to frustrate the intent or purpose of this Standstill Agreement or the MSA.  In addition, the Parties agree to cooperate with one another in the fulfillment of their respective obligations under this Standstill Agreement and the MSA.  Furthermore, the Parties agree to cause their officers, directors, partners, managers, principals, agents, employees, members, representatives, parents, subsidiaries, affiliates, and/or assigns to cooperate with them in fulfilling their respective obligations under this Standstill Agreement and the MSA.

7.                                       Choice of Law.  This Standstill Agreement shall be in all respects governed by, and construed in accordance with, the laws of the State of Florida.

8.                                       Injunctive Relief.  The Parties agree that the arbitrator may enforce the provisions of this Standstill Agreement during the course of the Arbitration.  The Parties agree that because compensatory damages are not an adequate remedy for breach of this Standstill Agreement, the arbitrator is empowered to award injunctive relief, including but not limited to specific performance.

9.                                       Consultation With Counsel.  The Parties acknowledge that they have each consulted with their own counsel as to all relevant aspects of this Standstill Agreement.

10.                                 Counterparts.  This Standstill Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of this Standstill Agreement by facsimile or in electronic form shall be effective as the delivery of a manually executed counterpart.

11.                                 Enforceability.  Should any one or more of the provision of this Standstill Agreement be determined to be illegal or unenforceable as to one or more of the Parties, all other provisions nevertheless shall remain effective and binding on the Parties.

12.                                 Amendment and Modification.  This Standstill Agreement may be amended or modified only by written agreement executed by the Parties hereto.

13.                                 No Prejudice.  This Standstill Agreement has been jointly prepared by the Parties hereto and the terms hereof shall not be construed in favor of or against any Party on account of its participation in such preparation.

IN WITNESS THEREOF, the Parties have executed and approved this Standstill Agreement with all signatories authorized to sign for their respective Parties:

For and on behalf of the Integrated Community Oncology Network, LLC:

Signature:	/s/ John W. Wells

Name:	John W. Wells

Title:	Board Member

Date:	August 31, 2011

For and on behalf of Oncure Medical Corp.

Signature:	/s/ L. Duane Choate

Name:	L. Duane Choate

Title:	President and CEO

Date:	August 30, 2011

For and on behalf of USCC Florida Acquisition Corp:

Signature:	/s/ L. Duane Choate

Name:	L. Duane Choate

Title:	President and CEO

Date:	August 30, 2011

For and on behalf of FROG Oncure Southside, LLC:

Signature:	/s/ L. Duane Choate

Name:	L. Duane Choate

Title:	President and CEO

Date:	August 30, 2011